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EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-1 of EXCO Resources, Inc., including all amendments thereto, of our report dated January 30, 2004 relating to the consolidated balance sheets of North Coast Energy, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002 and the nine month period ended December 31, 2001.

                      /s/ Hausser + Taylor LLC

Cleveland, Ohio
November 22, 2005

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CONSENT OF INDEPENDENT AUDITORS